    As filed with the Securities and Exchange Commission on September 10, 1997

                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             Tractor Supply Company
             (Exact Name of Registrant as Specified in its Charter)

                    Delaware                             13-3139732
         (State or Other Jurisdiction of              (I.R.S. Employer
         Incorporation or Organization)             Identification No.)



                             320 Plus Park Boulevard
                           Nashville, Tennessee 37217
                                 (615) 366-4600
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                             Joseph H. Scarlett, Jr.
                              Chairman of the Board
                           and Chief Executive Officer
                             Tractor Supply Company
                             320 Plus Park Boulevard
                           Nashville, Tennessee 37217
                                 (615) 366-4600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                              Edward M. Kane, Esq.
                             Richards & O'Neil, LLP
                                 43 Arch Street
                          Greenwich, Connecticut 06830
                                 (203) 869-6222

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE




                                                  Proposed                Proposed
Title of                                          Maximum                 Maximum
Securities               Amount                   Offering                Aggregate                Amount of
to be                    to be                    Price                   Offering                 Registra-
Registered               Registered(1)            Per Share(2)            Price(2)                 tion Fee
- ----------               -------------            ------------            --------                 --------
Common Stock,            978,912 shares              $18.125              $17,742,780              $5,376.60
par value
$.008 per share


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional indeterminate number of shares as may be issuable as a result of a stock dividend, stock split, reorganization or other similar transaction.

(2) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(h) promulgated under the Securities Act and is based on the average of the high and low prices of Tractor Supply Company's Common Stock, par value $.008 per share (the "Common Stock"), on September 5, 1997, as reported by The Nasdaq National Market.



                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1997


PROSPECTUS



                             TRACTOR SUPPLY COMPANY
                         978,912 Shares of Common Stock


        This Prospectus relates to an offering by Investors Bank & Trust Company (the "Selling Stockholder"), as trustee of the Tractor Supply Company Restated 401(k) Retirement Plan, of up to 978,912 shares (the "Shares") of common stock, par value $.008 per share (the "Common Stock"), of Tractor Supply Company, a Delaware corporation (the "Company"). Upon the effectiveness of the Registration Statement of which this Prospectus is a part (the "Registration Statement"), the Tractor Supply Company 401(k) Retirement Plan will be further amended and restated (as so amended and restated, the "401 (k) Plan").
Promptly thereafter, the Shares will be transferred to the Selling Stockholder. The Shares were originally issued to the TSC Industries, Inc. Employee Stock Ownership Plan (the "ESOP" and, together with the 401(k) Plan, the "Plan"). Effective March 26, 1994, the ESOP was merged into the 401(k) Plan.

         The Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq National Market under the symbol "TSCO". On September 5, 1997, the closing price of the Common Stock was $18.50, as reported by The Nasdaq
National Market.

         The Company will not receive any part of the proceeds from the sale of the Shares by the Selling Stockholder. The Company has agreed to bear all of the expenses incurred by it in connection with the registration of the Shares. The Selling Stockholder will pay its own expenses, including any brokerage commissions, personal legal fees or similar expenses relating to the offer or sale of the Selling Stockholder's Shares.

         For a discussion of certain factors that should be considered by prospective investors, see "Investment Considerations" beginning on page 5 of this Prospectus.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is            , 1997.

                              AVAILABLE INFORMATION

         A Registration Statement on Form S-3 relating to the Shares has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information pertaining to the Shares, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and, to the extent electronically filed, from the Commission's World Wide Web site at http://www.sec.gov. The Company's Common Stock is presently quoted on The Nasdaq National Market and all reports, proxy statements and other information concerning the Company can be inspected at the public reference facilities of the National Association of Securities Dealers maintained at 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by the Company with the Commission and are incorporated in this Prospectus by reference:

         a. The Company's annual report on Form 10-K for the fiscal year ended December 28, 1996.

         b. The Company's quarterly report on Form 10-Q for the quarter ended March 29, 1997.

         c. The Company's quarterly report on Form 10-Q for the quarter ended June 28, 1997.

         d. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on January 31, 1994, as amended by the Form 8-A/A of the Company, filed with the Commission on February 14, 1994, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to such time as the Company files a post-effective amendment indicating that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the information incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Written requests should be addressed to: Tractor Supply Company, 320 Plus Park Boulevard, Nashville, Tennessee 37217, Attention: Secretary. Telephone requests may be directed to the Secretary at (615) 366-4600.

                                   THE COMPANY

         The Company is a specialty retailer which supplies the daily farming and maintenance needs of its target customers: hobby, part-time and full-time farmers, as well as suburban customers, contractors and tradesmen. The Company operates one of the largest chains of retail farm stores in the United States. At June 28, 1997, the Company's 224 stores, located in 26 states, typically range in size from 12,000 to 14,000 square feet of inside space and utilize at least as many square feet of outside space. Stores are located in rural communities and in the outlying areas of large cities where farming is a significant factor in the local economy.

         The Company meets the daily farming and maintenance needs of its target customers with a comprehensive selection of farm maintenance products (fencing, tractor parts and accessories, agricultural spraying equipment and tillage parts); animal products (specialty feeds, supplements, medicines, veterinary supplies and livestock feeders); general maintenance products (air compressors, welders, generators, pumps, plumbing and tools); lawn and garden products (riding mowers, tillers and fertilizers); light truck equipment; work clothing and other products. The Company does not sell large tractors, combines, bulk chemicals or bulk fertilizers. The Company's merchandising strategy combines this comprehensive product selection with strong inventory support.

         The Company was founded in 1938 as a catalog mail order tractor parts supplier. In 1978, Fuqua Industries, Inc. acquired the Company, and in 1982 Fuqua, in turn, sold the Company to a group of investors, including two members of the Company's current senior management team, both of whom are principal stockholders. Between the acquisition in 1982 and 1996, the Company's sales have increased from $122.5 million to $449.0 million and the Company has opened 101 stores and closed 17 stores.

         The Company's principal executive offices are located at 320 Plus Park Boulevard, Nashville, Tennessee 37217 and its telephone number is (615) 366-4600.

                            INVESTMENT CONSIDERATIONS

         Each prospective investor should carefully consider the following factors before making an investment decision.

SEASONALITY, WEATHER AND GENERAL BUSINESS CONDITIONS

         The Company's business is highly seasonal. Historically, the Company's sales and profits have been the highest in the second and fourth fiscal quarters of each year due to the farming industry's planting and harvesting seasons and the sale of seasonal products. The Company has typically operated at a net loss in the first fiscal quarter of each year. Unseasonable weather and excessive rain, drought, or early or late frosts may also affect the Company's sales. The Company believes, however, that the impact of adverse weather conditions is somewhat mitigated by the geographic dispersion of its stores. Like many other retail businesses, the Company may be adversely affected by unfavorable local, regional or national economic developments that result in reduced customer spending in the markets served by its stores. There can be no assurance that unseasonable weather and general economic conditions will not have a material adverse effect on the Company.

COMPETITION

         The Company operates in a highly competitive market. While the Company believes it has successfully differentiated itself from general merchandise, home center and other specialty retailers, the Company faces select competition from these entities, as well as competition from independently owned retail farm stores, several regional farm store chains and farm cooperatives. Some of these competitors are units of large national or regional chains that have substantially greater financial and other resources than the Company.

ABILITY TO ACHIEVE FUTURE GROWTH

         Management believes that the Company's ability to open additional stores and to increase comparable store sales will be significant factors in achieving future growth. The Company's ability to open additional stores will depend, in part, on matters beyond the Company's control including, among other things, suitable store sites, zoning, the availability of financing, the availability of qualified management personnel and general business and economic conditions. The Company believes that increases in comparable store sales will depend, in part, on the success of the Company's merchandising and marketing strategies. There can be no assurance that the Company's growth plans for the future will be achieved.

DEPENDENCE ON KEY MANAGEMENT PERSONNEL

         The success of the Company is largely dependent on the efforts of its senior management. The Company does not have employment agreements with its key executives and there can be no assurance that these individuals will continue to work for the Company. In addition, in order to successfully manage its growth strategy, the Company must continue to attract and retain qualified personnel. If several of the current key management personnel should resign, die or become disabled, or if the Company should be unable to continue to attract and retain qualified management personnel, there could be a material adverse effect on the Company's results of operations.

CONTROL BY CURRENT MANAGEMENT

        Approximately 23.3% of the outstanding Common Stock is held by two members of the Company's senior management and their wives. In addition, one current member of the Company's Board of Directors, who was formerly a member of the Company's senior management, and his wife and children, hold an additional 4.2% of the outstanding Common Stock. Accordingly, if such persons vote their shares of Common Stock in the same manner, they may have sufficient voting power to influence the election of the entire Board of Directors of the Company, and, in general, to determine the outcome of any corporate transactions or other matters submitted to the stockholders for approval, including mergers and sales of assets, and to prevent, or cause, a change in control of the Company. Also, because of their positions as three of the six directors of the Company and two of its executive officers, these individuals may also have the ability, if they act together, to generally direct the business, affairs and operations of the Company.

DEFERRED TAX LIABILITY

         A substantial portion of the current deferred tax liability of the Company relates to the tax treatment of certain inventory and other assets acquired by the Company in connection with an acquisition in 1982. Recent cases cast some doubt as to whether the Company's tax position with respect to such inventory and other assets would be sustained if challenged. If the Company were challenged on its tax position, no assurance can be given as to the outcome. However, the Company believes, based upon its understanding of the resolution of similar situations by others, that it has established adequate reserves and that, accordingly, resolution of this issue would not have a material adverse effect on its results of operations or financial position.

ANTI-TAKEOVER EFFECTS

         Certain provisions of the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws could have the effect of discouraging, delaying or preventing a change of control of the Company, diminishing opportunities for stockholder participation in tender offers, reducing the influence of stockholders in corporate governance and inhibiting fluctuations in the market price of the Common Stock that could result from attempted takeovers of the Company. Among other things, such provisions: (i) provide the Company's Board of Directors with broad discretion to issue preferred stock, (ii) provide for three year terms for the directors of the Company and the election of such directors on a staggered basis, (iii) provide that the number of directors of the Company may be changed only by a resolution of the Board of Directors, (iv) provide required advance notice procedures before any stockholder proposal relating to the nomination of candidates for election as directors and certain other matters may be brought before an annual meeting of the Company's stockholders, and (v) provide that the Company's stockholders are not permitted to call special meetings of the stockholders or to require the Board of Directors or any officer of the Company to call a special meeting of the stockholders.

         The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date on which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of these provisions could have the effect of delaying or preventing a change of control of the Company, which could adversely effect the market price of the Company's Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

         Pursuant to its Restated Certificate of Incorporation, as amended, the Company has the authority to issue additional shares of Common Stock and shares of one or more series of Preferred Stock. No prediction can be made as to the effect, if any, that future sales of shares of stock or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of stock, or the perception that such sales might occur, could adversely affect prevailing market prices of the Common Stock.

PIGGYBACK REGISTRATION RIGHTS

         The holders of approximately 3,731,000 outstanding shares of Common Stock have the right, exercisable until May 1, 2001, to require the Company to register all such shares under the Securities Act in the event the Company registers certain additional shares of the Common Stock. The existence of such piggyback registration rights could have an adverse effect on the orderly marketing of, and the market price for, the Common Stock.

NO DIVIDENDS ON COMMON STOCK

         The Company anticipates that for the foreseeable future all earnings will be retained for the future operation and expansion of its business and that the Company will not pay cash dividends on the Common Stock. The Company is also restricted from paying cash dividends by the terms of the note agreement which relates to mortgage notes on certain of its properties.

                             THE SELLING STOCKHOLDER

        The following table sets forth the name of the Selling Stockholder and
(i) the number of shares of Common Stock beneficially owned by the Selling Stockholder on September 10, 1997, (ii) the number of shares of Common Stock to be acquired by the Selling Stockholder pursuant to the

Plan and being offered hereby, and (iii) the number of shares of Common Stock and the percentage of the total class of Common Stock outstanding on September 10, 1997, that will be beneficially owned by the Selling Stockholder following this offering. There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.


                                                                                            NUMBER
                                                                                         OF SHARES OF           PERCENTAGE
                                             NUMBER OF                                      COMMON              OF COMMON
                                               SHARES               NUMBER OF                STOCK                STOCK
                                             OF COMMON              SHARES OF            BENEFICIALLY          BENEFICIALLY
                                               STOCK                  COMMON                 OWNED                OWNED
NAME AND POSITION                           BENEFICIALLY              STOCK                  AFTER                 AFTER
 WITH THE COMPANY                              OWNED                 OFFERED              OFFERING(1)            OFFERING
Investors Bank
& Trust Company,
as trustee of the Plan                          -0-(2)             978,912                   -0-                   0%


- ------------------

(1) Assumes that the Selling Stockholder disposes of all of the Shares covered in this Prospectus and does not acquire any additional shares of Common Stock.

(2) Promptly after the effectiveness of the Registration Statement of which this Prospectus is a part, 978,912 Shares will be transferred to the Selling Stockholder, as trustee of the Plan.

                              PLAN OF DISTRIBUTION

         The sale of the Shares by the Selling Stockholder may be effected from time to time in transactions (which may include block transactions) on The Nasdaq National Market or on such other exchange or market in which the Common Stock may from time to time be trading, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholder may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any such broker or dealer may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Act, and any commissions received by any such broker or dealer in connection with such sales and any profits received by any such broker or dealer on the resale of any Shares acquired as principal may be deemed to be underwriting compensation.

         The Company has agreed to bear all of the expenses incurred by it in connection with the registration of the Shares. The Selling Stockholder will pay its own expenses, including any brokerage commissions, personal legal fees or similar expenses relating to the offer or sale of the Selling Stockholder's Shares.

                                 USE OF PROCEEDS

         The Company will not realize any proceeds from the sale of the Shares by the Selling Stockholder.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for the Company by Richards & O'Neil, LLP, New York, New York.

                                     EXPERTS

         The financial statements incorporated in this Prospectus and Registration Statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996 have been audited by Price Waterhouse LLP, independent accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.  Other Expenses of Issuance and Distribution

         Not applicable.

         Item 15.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Article VI of the Amended and Restated By-Laws of the Company provides for indemnification of directors and officers of the Company to the extent permitted by Section 145 of the DGCL. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article Seventh of the Restated Certificate of Incorporation, as amended, of the Company eliminates the liability of directors except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Company or its stockholders, (ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article Seventh of the Restated Certificate of Incorporation, as amended, of the Company and Article VI of the Amended and Restated By-Laws of the Company, as applicable.

         The Company maintains directors' and officers' liability insurance which insures against certain liabilities that directors and officers of the Company may incur in such capacities.

         Item 16.  Exhibits

         The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.          Description
- -----------          -----------
    3.1              Restated Certificate of Incorporation, as amended, of the
                     Company, filed with the Delaware Secretary of State on
                     February 14, 1994 (filed as Exhibit 3.1 to the Company's
                     Form 10-Q for the fiscal quarter ended June 28, 1997, filed with the Commission on August 8, 1997, and incorporated
                     herein by reference).

    3.2              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, of the Company, filed with the Delaware Secretary of State on April 28, 1995 (filed as
                     Exhibit 3.2 to the Company's Form 10-Q for the fiscal quarter ended June 28, 1997, filed with the Commission on August 8, 1997, and incorporated herein by reference).

    3.3              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, filed with the Delaware
                     Secretary of State on May 13, 1997 (filed as Exhibit 3.3 to the Company's Form 10-Q for the fiscal quarter ended June
                     28, 1997, filed with the Commission on August 8, 1997, and incorporated herein by reference).

    3.4              Amended and Restated By-Laws of the Company (filed as
                     Exhibit 3.7 to the Company's Registration Statement on Form
                     S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

    4.1 Tractor Supply Company Restated 401(k) Retirement Plan, dated September 5, 1997 (the "401(k) Plan").

    4.2 Trust Agreement, dated July 1, 1997, by and between the Company and Investors Bank & Trust Company, as
                     Trustee, relating to the 401(k) Plan.

    5 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered.

   23.1 Consent of Price Waterhouse LLP to the incorporation by reference in this Registration Statement of their report on the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended December 28, 1996.

   23.2 Consent of Richards & O'Neil, LLP (included in the opinion filed as Exhibit 5).

   24.1              Power of Attorney, dated July 24, 1997, of Joseph H.
                     Scarlett, Jr.

   24.2              Power of Attorney, dated July 24, 1997, of Thomas O. Flood.

   24.3              Power of Attorney, dated July 24, 1997, of Joseph D.
                     Maxwell.

   24.4              Power of Attorney, dated July 24, 1997, of Thomas J.
                     Hennesy, III.

   24.5              Power of Attorney, dated July 24, 1997, of Joseph M.
                     Rodgers.

   24.6              Power of Attorney, dated July 24, 1997, of S.P. Braud.


         Item 17.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                   (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 10th day of September, 1997

                                        TRACTOR SUPPLY COMPANY

                                        By: /s/ Joseph H. Scarlett, Jr.*
                                            ------------------------------------
                                                Joseph H. Scarlett, Jr.
                                                Chairman of the Board and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                       Date
- ---------                                      -----                                       ----
/s/ Joseph H. Scarlett, Jr.*                   Chairman of the Board, Chief                September 10, 1997
- ----------------------------                   Executive Officer and Director
    Joseph H. Scarlett, Jr.                    (Principal Executive Officer)

/s/ Thomas O. Flood*                           Senior Vice President --                    September 10, 1997
- ----------------------------                   Administration and Finance,
    Thomas O. Flood                            Treasurer, Chief Financial
                                               Officer and Director (Principal
                                               Financial Officer and Principal
                                               Accounting Officer)

/s/ Joseph D. Maxwell*                         Director                                    September 10, 1997
- ----------------------------
    Joseph D. Maxwell

/s/ Thomas J. Hennesy, III*                    Director                                    September 10, 1997
- ----------------------------
    Thomas J. Hennesy, III

/s/ Joseph M. Rodgers*                         Director                                    September 10, 1997
- ----------------------------
    Joseph M. Rodgers



/s/ S.P. Braud*                                Director                                    September 10, 1997
- ----------------------------
    S.P. Braud




* By: /s/ Michael J. Kincaid
      ----------------------
          Michael J. Kincaid
          Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit No.          Description
- -----------          -----------
    3.1              Restated Certificate of Incorporation, as amended, of the
                     Company, filed with the Delaware Secretary of State on
                     February 14, 1994 (filed as Exhibit 3.1 to the Company's
                     Form 10-Q for the fiscal quarter ended June 28, 1997, filed with the Commission on August 8, 1997, and incorporated
                     herein by reference).

    3.2              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, of the Company, filed with the Delaware Secretary of State on April 28, 1995 (filed as
                     Exhibit 3.2 to the Company's Form 10-Q for the fiscal quarter ended June 28, 1997, filed with the Commission on August 8, 1997, and incorporated herein by reference).

    3.3              Certificate of Amendment of the Restated Certificate of
                     Incorporation, as amended, filed with the Delaware
                     Secretary of State on May 13, 1997 (filed as Exhibit 3.3 to the Company's Form 10-Q for the fiscal quarter ended June
                     28, 1997, filed with the Commission on August 8, 1997, and incorporated herein by reference).

    3.4              Amended and Restated By-Laws of the Company (filed as
                     Exhibit 3.7 to the Company's Registration Statement on Form
                     S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

    4.1 Tractor Supply Company Restated 401(k) Retirement Plan, dated September 5, 1997 (the
                     "401(k) Plan").

    4.2 Trust Agreement, dated July 1,1997, by and between the Company and Investors Bank & Trust Company, as
                     Trustee, relating to the 401(k) Plan.

    5 Opinion of Richards & O'Neil, LLP as to the legality of the securities being registered.

   23.1 Consent of Price Waterhouse LLP to the incorporation by reference in this Registration Statement of their report on the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended December 28, 1996.

   23.2 Consent of Richards & O'Neil, LLP (included in the opinion filed as Exhibit 5).

   24.1              Power of Attorney, dated July 24, 1997, of Joseph H.
                     Scarlett, Jr.

   24.2              Power of Attorney, dated July 24, 1997, of Thomas O. Flood.

   24.3              Power of Attorney, dated July 24, 1997, of Joseph D.
                     Maxwell.

   24.4              Power of Attorney, dated July 24, 1997, of Thomas J.
                     Hennesy, III.

   24.5              Power of Attorney, dated July 24, 1997, of Joseph M.
                     Rodgers.

   24.6              Power of Attorney, dated July 24, 1997, of S.P. Braud.